SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2006

eDiets.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30559	56-0952883
(Commission File Number)	(IRS Employer Identification No.)

3801 W. Hillsboro Blvd.

Deerfield Beach, Florida 33442

(Address of Principal Executive Offices) (Zip Code)

(954) 360-9022

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Separation and Release Agreement

On April 13, 2006, Mr. Ciaran G. McCourt, the recently resigned Chief Executive Officer of eDiets.com, Inc. (the “Company”), and the Company entered into a Separation and Release Agreement (the “Agreement”) under which Mr. McCourt resigned from his positions as Chief Executive Officer effective as of March 30, 2006, and from all other officer and director positions with the Company and its subsidiaries. Set forth below is a description of the material terms of the Agreement.

Mr. McCourt will receive severance in the amount of $450,000.00 in 39 equal bi-weekly installments, a $25,000.00 lump sum payment for transitional expenses, and the vesting of all options with 90 days from the effective date of the Agreement to exercise. The Company has agreed to certain provisions relating to non-disparagement and provided to Mr. McCourt customary releases and acknowledgements.

In exchange, Mr. McCourt has agreed to certain covenants prohibiting competition, solicitation of employees, non-disparagement and has provided the Company with customary releases and acknowledgements.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1	Separation and Release Agreement between eDiets.com, Inc. and Ciaran G. McCourt.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

By:	/s/ Robert T. Hamilton
Robert T. Hamilton
Interim Chief Executive Officer

Date: April 14, 2006

Exhibit Index

Exhibit No.	Description
99.1	Separation and Release Agreement between eDiets.com, Inc. and Ciaran G. McCourt.